Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)    The accompanying Quarterly Report on Form 10-Q for the periods ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By	/s/ Jeffrey K. Berg
Jeffrey K. Berg
Date: August 14, 2007	President and Chief Executive Officer

By	/s/ Paul N. Hanson
Paul N. Hanson
Date: August 14, 2007	Vice President and Chief Financial Officer